                                               EXHIBIT 21, Page 1 of 1


             NAME AND STATE OF INCORPORATION OF SUBSIDIARIES
                   OF NORFOLK SOUTHERN RAILWAY COMPANY
                         AS OF FEBRUARY 1, 2001


Airforce Pipeline, Inc., North Carolina
Alabama Great Southern LLC, Virginia
Alabama Great Southern Railroad Company, The; Alabama
Atlantic and East Carolina Railway Company, North Carolina
Camp Lejeune Railroad Company, North Carolina
Central of Georgia LLC, Virginia
Central of Georgia Railroad Company, Georgia
Chesapeake Western Railway, Virginia
Cincinnati, New Orleans and Texas Pacific Railway Company, The; Ohio Citico Realty Company, Virginia
Georgia Southern and Florida Railway Company, Georgia
High Point, Randleman, Asheboro and Southern Railroad Company,
 North Carolina
Interstate Railroad Company, Virginia
Lamberts Point Barge Company, Inc., Virginia
Memphis and Charleston Railway Company, Mississippi
Mobile and Birmingham Railroad Company, Alabama
Norfolk and Portsmouth Belt Line Railroad Company, Virginia
Norfolk Southern International, Inc., Virginia
North Carolina Midland Railroad Company, The; North Carolina
Rail Investment Company, Delaware
Rail Technologies, Inc., Georgia
Shenandoah-Virginia Corporation, Virginia
South Western Rail Road Company, The; Georgia
Southern Rail Terminals, Inc., Georgia
Southern Rail Terminals of North Carolina, Inc., North Carolina
Southern Region Coal Transport, Inc., Alabama
Southern Region Materials Supply, Inc., Georgia
Southern Region Motor Transport, Inc., Georgia
SRIR Timber LLC, Delaware
State University Railroad Company, North Carolina
Tennessee, Alabama & Georgia Railway Company, Delaware
Tennessee Railway Company, Tennessee
Virginia and Southwestern Railway Company, Virginia
Yadkin Railroad Company, North Carolina